                                                                   Exhibit 99.1


                                                              NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

    CONTACT:
    Michael Doyle
    Vice President and Chief Financial Officer
    MDoyle@EasyLink.com


        EASYLINK REPORTS FOURTH QUARTER 2004 NET INCOME OF $.02 PER SHARE

       Full Year 2004 Net Income Amounts to $7.6 Million or $.17 Per Share

PISCATAWAY, NJ - FEBRUARY 17, 2005 - EasyLink Services Corporation (NASDAQ:
EASY), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today reported financial results for the fourth quarter and year ended December 31, 2004. Although fourth quarter revenues were below the prior quarter's results, earnings per share and gross margin results met our expectations.

The Company reports that it achieved its sixth consecutive quarter of positive operating results exclusive of debt restructuring and settlement gains. Net income was $1.0 million or $.02 per share as compared to net income of $.8 million or $.02 per share from continuing operations for the fourth quarter of 2003. Revenues for the fourth quarter of 2004 were $20.9 million as compared to $22.5 million during the third quarter of 2004 and $24.7 million in the fourth quarter of 2003. Gross margin was 61% in the fourth quarter of 2004 as compared to 53% in the fourth quarter of 2003.

The Company further reported that it achieved Earnings before interest, taxes, depreciation and amortization ("EBITDA") of $2.9 million in the fourth quarter of 2004 as compared to EBITDA during the fourth quarter of 2003 of $3.3 million. EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income for all periods presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

The Company increased its cash and cash equivalents balance during the fourth quarter by $1.2 million to $12.3 million as compared to $11.1 million as of September 30, 2004. In comparison to December 31, 2003, cash and cash equivalents increased by $5.7 million from $6.6 million.

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $.02 PER SHARE             PAGE 2


Thomas Murawski, President and Chief Executive Officer of EasyLink, said, " The fourth quarter of 2004 was our sixth consecutive profitable quarter, demonstrating that we have the ability to finance the transformation of our business substantially from within. In 2005 we are going to temporarily shift our financial management strategy away from near-term profitability in favor of aggressive investment to accelerate our transition to a growth company. As we have previously discussed, today's EasyLink is composed of two related service lines: Transaction Delivery, involving primarily the electronic delivery of messages and transactions for our customers via telex, fax and EDI; and Transaction Management, which integrates a range of services that help customers better manage a business process in addition to delivering a transaction. However, the revenue stream from our older Transaction Delivery services, which was 90% of our total revenue at the beginning of 2004, is shrinking, while the revenue stream from our newer Transaction Management services, which was 10% at the beginning of 2004, is growing. We closed 2004 with Transaction Delivery services representing 84% of our total business, and Transaction Management services representing 16%. Clearly, while the transition to our growth services is occurring, the faster it happens, the better off we will be.

Last year we began executing the plan to accelerate the transformation of EasyLink's revenue to being primarily derived from Transaction Management services by the end of 2006. Strategic initiatives were undertaken in all key areas of the business during 2004 towards that end, including expansion of our sales force, marketing initiatives, product development and capital spending. We also obtained a $15 million credit facility through Wells Fargo Foothill to complete our debt restructuring, giving us additional financial flexibility for our future. Earlier this month, we took an important next step by restructuring the Company into 2 business units - Transaction Delivery Services, which is focused on maintaining our Transaction Delivery Services for both customer satisfaction and profitability, and Transaction Management Services, which is completely focused on helping our customers improve their business processes. We believe that this action will allow EasyLink to improve our ability to stabilize Transaction Delivery revenues while growing Transaction Management revenues, as each will have a dedicated team focused on that specific task.

Our primary goal for 2005 is to generate a substantially greater proportion of our revenue from Transaction Management services growing from 16% of total revenues in 2004 to approximately 25% of total revenues for 2005. We will continue to invest in the initiatives required to drive this growth, resulting in increased 2005 expense levels relative to 2004, and an adverse effect on short term earnings. Our strengthened balance sheet and credit facility provides adequate financial resources to fund these initiatives, which will drive substantial Transaction Management Services growth this year and create a sustainable revenue growth engine for 2006."

For the fourth quarter of 2004 in comparison to the third of 2004 and the fourth quarter of 2003, revenues (in thousands) for the Company's services were as follows:

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EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $.02 PER SHARE             PAGE 3


                                                                         %                            %
                                       4th Quarter    3rd Quarter    Increase/     4th Quarter    Increase/
                                         2004           2004        (Decrease)         2003*      (Decrease)
                                    -------------- --------------   ----------    -------------   ----------
Transaction Management Services         $    3,388    $   3,093         10%         $   2,468         37%
Transaction Delivery Services           $   17,553    $  18,986         (8%)        $  21,205       (17%)
MailWatch                               $    --       $     430       (100%)        $   1,065      (100%)
                                        ----------    ---------       ------        ---------      ------
                                        $   20,941    $  22,509         (7%)        $  24,738       (15%)

* 2003 amounts have been reclassified to conform to the 2004 revenue groups.

FULL YEAR 2004 RESULTS

Revenues for the year ended December 31, 2004 were $91.8 million as compared to $101.3 million in the year ended December 31, 2003. The Company reported net income for the year ended December 31, 2004 of $7.6 million, or $.17 per share, compared to income from continuing operations of $51.9 million, or $1.47 per share, for the year ended December 31, 2003. However, net income in 2003 included gains of $54.1 million on debt restructuring and settlements as compared to only $1.0 million of debt settlement gain in 2004. These transactions in 2003 reflect the extinguishment of $63.0 million of debt principal, $6.5 million of capitalized interest, and $2.4 million of accrued interest, net of deferred debt issuance costs in exchange for cash of $3.1 million, 23.9 million shares of Class A common stock valued at $13.6 million and $1.1 million of new notes. In 2004 the debt settlement gain relates to the early payout of all of the Company's existing secured debt on December 16, 2004 with part of the proceeds of a new financing of $12 million of the $15 million credit facility obtained from Wells Fargo.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the full year 2004 amounted to $17.7 million as compared to $63.6 million for the full year 2003. The EBITDA results for the year ended December 31, 2004 and 2003 include $1.0 million and $54.1 million, respectively, in gains on debt restructuring and settlements.

BUSINESS OUTLOOK
The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following for the first quarter of 2005:
o Total revenues in the range of $19 - $20 million and gross margin levels to approximate the fourth quarter 2004. We anticipate our Transaction Delivery revenue to be in the range of $15.5 - $16.5 million and our Transaction Management revenue to be in the range of $3.4 to $3.6 million for the first quarter.
o A one time charge to reflect recording of the separation agreement with George Abi Zeid, former President of the international division, and severance expenses related to restructuring certain operations.
o Net results are expected to be a loss of $.06 - $.07 per share, inclusive of the one time charge. Excluding the charge, the net loss is anticipated to be $.02 - $.03 per share.

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $.02 PER SHARE             PAGE 4


For the full year 2005 EasyLink expects the following:
o Revenues are expected to be in the range of $81 to $88 million, which compares to $89 million for 2004 after excluding MailWatch and Domain Name service revenue (service lines sold in 2004). We anticipate our Transaction Delivery services revenue in the range of $63 to $66 million and our Transaction Management revenue to be in the range of $18 to $22 million for 2005.
o Net loss per share, inclusive of the one time charge is expected to be in the range of $.04 - $.09 per share. Excluding the one-time charge, we anticipate breakeven to a net loss of $.05 per share.

QUARTERLY CONFERENCE CALL
EasyLink will host its quarterly conference call today at 10:30 a.m. EST. Listeners should call five minutes prior to the start of the call to 800/839-3552 and the reservation number is 3857708. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.EasyLink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relations' pages of www.EasyLink.com within two hours of the live call through Thursday, February March 19th at 11:30 p.m. EST. You can also access the replay by calling 800/642-1687 and entering the reservation number 3857708.

ABOUT EASYLINK SERVICES CORPORATION
EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of services that power the exchange of information between enterprises, their trading communities, and their customers. EasyLink's networks facilitate transactions that are integral to the movement of money, materials, products, and people in the global economy, such as insurance claims, trade and travel confirmations, purchase orders, invoices, shipping notices and funds transfers, among many others. EasyLink helps more than 20,000 companies, including over 400 of the Global 500, become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

Investors are cautioned that the EBITDA information contained in this news announcement is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this information because we consider EBITDA to be a financial indicator of the Company's operational strength, its ability to service debt and its capacity to make new investments in its services.

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $.02 PER SHARE             PAGE 5


This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic losses from operations; the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $.02 PER SHARE             PAGE 6


                          EASYLINK SERVICES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                           DEC. 31,     DEC. 31,
                                                             2004         2003
                                                           --------     --------
ASSETS
  Cash and cash equivalents                                  $12,300       6,623
  Marketable securities                                        2,023          --
  Accounts and other receivable, net                           9,624      11,430
  Other current assets                                         2,578       1,760
  Property and equipment, net                                  8,125      10,641
  Goodwill and other intangible assets, net                   15,112      17,895
  Other assets                                                   764       1,062
                                                             -------     -------

  TOTAL ASSETS                                               $50,526     $49,411
                                                             =======     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                                           $ 6,523     $ 9,082
  Accrued expenses                                            13,771      14,336
  Restructuring reserves payable                                 903       2,747
  Net liabilities of discontinued operations                     528         828
  Other liabilities                                            2,328       2,542
  Convertible notes and notes payable                         13,425      13,468
  Capitalized interest on restructured notes                      --       1,996
                                                             -------     -------

  TOTAL LIABILITIES                                           37,478      44,999

  TOTAL STOCKHOLDERS' EQUITY                                  13,048       4,412
                                                             -------     -------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $50,526     $49,411
                                                             =======     =======

                 -statements of operations and cash flow follow-

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $.02 PER SHARE             PAGE 7


                          EASYLINK SERVICES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                           Three months ended                   Year ended
                                                               December 31,                     December 31,
                                                       --------------------------        --------------------------
                                                           2004            2003             2004             2003
                                                       ---------        ---------        ---------        ---------
Revenues                                               $  20,941        $  24,738        $  91,840        $ 101,347

Cost of revenues                                           8,207           11,622           36,725           49,553
                                                       ---------        ---------        ---------        ---------

Gross profit                                              12,734           13,116           55,115           51,794

Operating expenses:
     Sales and marketing                                   5,086            4,315           18,715           18,379
     General and administrative                            5,771            5,706           23,794           24,405
     Product development                                   1,697            1,343            6,730            6,383
     Impairment of trademark                                 500               --              500               --
     Amortization of goodwill/other intangibles              517              517            2,066            2,066
     Restructuring charges                                    --              690             (350)           1,478
     Gain on sale of businesses/service line                (891)              --           (5,017)              --
                                                       ---------        ---------        ---------        ---------
     Total operating expenses                             12,680           12,571           46,438           52,711

         Income (loss) from operations                        54              545            8,677             (917)

Gain on debt restructuring and settlements                   984              412              984           54,078
Interest and other income (expense), net                      75             (116)            (159)          (1,275)
                                                       ---------        ---------        ---------        ---------

Income from continuing operations before
  income taxes                                             1,113              841            9,502           51,886
Provision for income taxes                                   150               --            1,900               --
                                                       ---------        ---------        ---------        ---------
Income from continuing operations                            963              841            7,602           51,886

Loss from discontinued operations                             --             (100)              --             (938)
                                                       ---------        ---------        ---------        ---------

NET INCOME                                             $     963        $     741        $   7,602        $  50,948
                                                       =========        =========        =========        =========

BASIC NET INCOME (LOSS) PER SHARE:
   Income from continuing operations                   $    0.02        $    0.02        $    0.17        $    1.47
   Loss from discontinued operations                   $      --        $      --        $      --        $   (0.03)
                                                       ---------        ---------        ---------        ---------
NET INCOME                                             $    0.02        $    0.02        $    0.17        $    1.44
                                                       =========        =========        =========        =========

DILUTED NET INCOME (LOSS) PER SHARE:
   Income from continuing operations                   $    0.02        $    0.02        $    0.17        $    1.46
   Loss from discontinued operations                   $      --        $      --        $      --        $   (0.03)
                                                       ---------        ---------        ---------        ---------
NET INCOME                                             $    0.02        $    0.02        $    0.17        $    1.43
                                                       =========        =========        =========        =========

Weighted average basic shares outstanding                 44,266           43,996           44,090           35,402
                                                       =========        =========        =========        =========

Weighted average diluted shares outstanding               45,088           44,936           44,977           35,654
                                                       =========        =========        =========        =========


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EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $.02 PER SHARE             PAGE 8


                          EASYLINK SERVICES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                                  2004            2003
                                                                                  ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                      $  7,602        $ 50,948
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Loss from discontinued operations                                                --             938
     Non-cash interest                                                                48             184
     Depreciation                                                                  4,987           8,295
     Amortization of intangible assets                                             2,686           2,919
     Impairment of trademark                                                         500              --
     Provision for doubtful accounts                                                 410               1
     Provision for restructuring charges                                            (350)          1,478
     Gain on debt restructuring and settlements                                     (984)        (54,078)
     Issuance of shares as matching contributions to employee
          benefit plans                                                              400             492
     Gain on sale of businesses/service line                                      (5,017)             --
     Other                                                                           174             184
Changes in operating assets and liabilities:
     Accounts receivable, net                                                      1,396             508
     Prepaid expenses and other current assets                                      (911)            260
     Other assets                                                                    232             460
     Accounts payable, accrued expenses and other liabilities                     (4,895)         (4,931)
                                                                                --------        --------

NET CASH PROVIDED FROM OPERATING ACTIVITIES                                        6,278           7,658
                                                                                --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software               (3,619)         (4,214)
Proceeds from sale of businesses/service line                                      4,500              --
                                                                                --------        --------

NET CASH PROVIDED FROM (USED IN) INVESTING ACTIVITIES                                881          (4,214)
                                                                                --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments under capital lease obligations                                            (472)           (426)
Payments of capitalized interest                                                  (1,009)           (843)
Principal payments of notes payable                                              (12,053)         (5,793)
Capital lease financing                                                              649              --
Proceeds from issuance of debt                                                    12,000              --
Proceeds from issuance of Class A Common Stock                                        32           1,070
                                                                                --------        --------

NET CASH USED IN FINANCING ACTIVITIES                                               (853)         (5,992)
                                                                                --------        --------

Effect of foreign exchange rate changes on cash and cash equivalents                (329)            (27)
                                                                                --------        --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               5,977          (2,575)

Cash used in discontinued operations                                                (300)           (356)
Cash and cash equivalents at beginning of the period                               6,623           9,554
                                                                                --------        --------

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                              $ 12,300        $  6,623
                                                                                ========        ========

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $.02 PER SHARE             PAGE 9


                          EASYLINK SERVICES CORPORATION
            RECONCILIATION OF NON GAAP FINANCIAL INFORMATION TO GAAP
                                 (in thousands)


                                                                     Three Months                   Year
                                                                  Ended December 31,          Ended December 31,
                                                                ----------------------      ----------------------
                                                                   2004         2003           2004          2003
                                                                --------      --------      --------      --------
Net income (loss)                                               $    963      $    741      $  7,602      $ 50,948
Add:
Depreciation                                                       1,012         1,707         4,987         8,295
Amortization of intangible assets                                    676           678         2,686         2,919
Interest expense, net and taxes                                      259           162         2,412         1,429
                                                                --------      --------      --------      --------

EBITDA                                                             2,910         3,288        17,687        63,591

Interest expense, net and taxes                                     (259)         (162)       (2,412)       (1,429)

Add (subtract):
       Non-cash Interest                                              12            14            48           183
       Provision for doubtful accounts                               (31)          133           410             1
       Provision for restructuring                                    --           690          (350)        1,478
       Impairment of trademark                                       500            --           500            --
       Gain on sale of businesses/service lines                     (891)           --        (5,017)           --
       Gain on debt restructuring and settlements                   (984)         (412)         (984)      (54,078)
       Other non-cash items                                          121           132           574           676
       Changes in operating assets and liabilities                (1,280)           44        (4,178)       (3,702)
       Loss from discontinued operations                              --           100            --           938
                                                                --------      --------      --------      --------

Net cash provided from operations                               $     98      $  3,827      $  6,278      $  7,658
                                                                ========      ========      ========      ========
